UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2011

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 1155 Metcalfe Street, Suite 800 Montreal, Quebec, Canada		H3B 5H2
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

CFO appointment

AbitibiBowater Inc. (the “Company”) announced on July 20, 2011, that Jo-Ann Longworth will become senior vice president and chief financial officer, effective August 31, 2011, replacing William G. Harvey, currently senior vice president, chief financial officer and treasurer, who will step down on that date.

Ms. Longworth, age 50, has served the Company as special advisor to the president and chief executive officer, Richard Garneau, since July 4, 2011, focusing on specific mandates. She served from 2008 to 2010 as senior vice president and chief accounting officer with World Color Inc. (formerly Quebecor World Inc.), a public printing and related services company, and helped transition the company to Quad/Graphics Inc. after their acquisition of World Color; as chief financial officer with Skyservice Inc., a private corporate aircraft and air ambulance services provider, from 2007 to 2008; and as vice president and controller with Novelis, Inc. in Atlanta, a large U.S. multinational aluminum rolling company that was spun off from Alcan Inc., from 2005 to 2006. Previous to the Novelis spin-off, she held a number of financial and operational roles over a 16-year career within Alcan Inc. During this time, she worked in positions ranging from director, investor relations, at the corporate level in Montreal to chief financial officer of bauxite and alumina operations in Jamaica, and finance director of both primary aluminum operations in Quebec and rolled products operations for the Americas and Asia while based in Cleveland. Ms. Longworth is a chartered accountant.

Outline of terms for Jo-Ann Longworth

The Company has reached an agreement with Ms. Longworth on the principal terms of her compensation as senior vice president and chief financial officer, which will be reflected in a separate agreement. The terms are summarized below.

Annual compensation. Ms. Longworth’s base salary will be CAD$350,000, effective as of September 1, 2011. She will be eligible to participate, on a prorated basis, in the AbitibiBowater Inc. 2011 Short-Term Incentive Plan, or the “STIP,” pursuant to which she will be eligible to receive a discretionary incentive award ranging between 50% and 150% of her annual base salary, based on performance targets established by the board of directors. In 2011, the STIP target level will be 100% of her annual base salary, prorated. She will also be eligible to participate in the AbitibiBowater Inc. 2010 Long-Term Incentive Plan, or the “LTIP,” pursuant to which she will be eligible to receive grants as determined from time to time by and in the discretion of the board of directors. In 2011, the LTIP target level will be 125% of her annual base salary.

Pension. Ms. Longworth will be eligible to participate in the Company’s defined contributions pension program, pursuant to which the Company will contribute 20.5% of her aggregate compensation (defined as the sum of annual base salary and incentive awards paid under an annual incentive plan) for her 5% contribution.

Severance. She will be covered by the Company’s severance policy for the chief executive officer and his direct reports, pursuant to which she will be eligible to receive a lump sum payment equal to six weeks of eligible pay for each year of continuous service with the Company, with a minimum of 52 weeks and a maximum of 104 weeks, in the event of involuntary termination other than for cause or in the event she voluntarily terminates her employment with the Company for good reason within 12 months after a change in control.

Miscellaneous. She will receive a perquisite allowance of $12,000 per year. The location of employment is Montreal, Quebec, Canada.

Summary of terms for William G. Harvey

On July 21, 2011, the Company entered into a separation agreement with Mr. Harvey, its senior vice president, chief financial officer and treasurer, the principal terms of which are summarized below.

Status and effective date. Mr. Harvey will transition from senior vice president, chief financial officer and treasurer to advisor, effective as of August 31, 2011, upon which date his employment will terminate. He will serve as advisor until March 31, 2012.

Severance. Mr. Harvey will receive a lump sum payment of $1,346,181. The severance payment also will be made if he is involuntarily terminated without “cause” or if he resigns for “good reason” (in each case, as defined in the separation agreement) or in the event of his death or disability, in each case before August 31, 2011. The severance payment and the other benefits to which he is entitled under the separation agreement are subject to his execution of an effective release of claims.

Other Benefits. He will remain eligible for a prorated incentive award under the STIP, in accordance with the terms of the plan. The Company has agreed to allow the continued vesting of his awards under the LTIP through December 9, 2011 and for the options granted to remain exercisable until December 9, 2012. He will be entitled to the reimbursement of reasonable professional fees incurred in the negotiation and preparation of the separation agreement, up to a maximum amount of $10,000.

Miscellaneous. Mr. Harvey will be eligible for indemnification to the extent permitted under the Company’s certificate of incorporation, its by-laws, applicable law and pursuant to an indemnification agreement entered into on December 9, 2010, and will receive director and officer liability insurance coverage with full post-termination tail coverage, as provided for in the governing documents and indemnification agreement.

Advisor arrangement. Mr. Harvey will serve as an advisor to the Company for seven months after termination of his employment. The arrangement may be terminated at any time and for any reason, except that if termination occurs or is initiated before the end of the advisory term by the Company other than for cause, by Mr. Harvey for good reason or upon his death or disability, he will receive the full compensation set forth in the next sentence. Mr. Harvey will be paid advisory fees of $40,000 per month; he will not be entitled to any benefit or other amount from the Company during the advisory term, except as otherwise provided above.

Restrictive covenants. Mr. Harvey will be subject to non-compete and non-solicitation arrangements for a period of 12 months following his employment termination date.

Summary of terms for Alain Grandmont

On July 20, 2011, the Company approved the retirement terms for Alain Grandmont, its former senior vice president, human resources and public affairs. Mr. Grandmont stepped down from his position on June 8, 2011, pending his upcoming retirement. The principal terms are summarized below.

Status and effective date. Mr. Grandmont will continue to serve at his current salary as a special advisor until August 31, 2011, on which date he will retire from the Company.

Benefits. He will remain eligible for a prorated incentive award under the STIP in accordance with the terms of the plan. The Company has agreed to allow the continued vesting of his awards under the LTIP as though he had not retired and the options to remain exercisable until December 9, 2015. Mr. Grandmont will also receive certain additional benefits related to group insurance and pension entitlements.

Miscellaneous. Mr. Grandmont will be eligible for indemnification to the extent permitted under the Company’s certificate of incorporation, its by-laws, applicable law and pursuant to an indemnification agreement entered into on December 9, 2010, and will receive director and officer liability insurance coverage with full post-termination/post-board service tail coverage, as provided for in the governing documents and indemnification agreement.

Joseph B. Johnson’s departure

In connection with the Company’s decision to transition key corporate finance functions from its Greenville, South Carolina, administrative office to the Montreal head office, Joseph B. Johnson, senior vice president, finance, and chief accounting officer, notified the Company on July 20, 2011 that he declined the relocation offer it had made. In order to facilitate an orderly transition, the Company and Mr. Johnson are discussing a possible arrangement to retain him while the Company conducts a search for a replacement chief accounting officer. Accordingly, the effective date of Mr. Johnson’s departure is not known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President and Chief Legal Officer

Dated:    July 26, 2011